Exhibit 99.1

Fox Factory Holding Corp. Announces First Quarter 2018 Financial Results

First Quarter 2018 Sales Increased 22.1% to a Record $129.8 Million; Exceeds Company Guidance
Gross Margin Increased 40 Basis Points to 32.1%
Achieves Earnings per Diluted Share of $0.55; Adjusted Earnings per Diluted Share of $0.36
Company Raises Fiscal 2018 Guidance

SCOTTS VALLEY, California - May 2, 2018 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the first quarter ended March 30, 2018.

First Quarter Fiscal 2018 Highlights

•	Sales increased 22.1% to $129.8 million compared to $106.3 million in the same period last fiscal year

•	Gross margin increased 40 basis points to 32.1% compared to 31.7% in the same period last fiscal year

•	Net income was $21.5 million, or 16.6% of sales and $0.55 per diluted share, compared to net income of $10.5 million, or 9.8% of sales and $0.27 per diluted share in the same period last fiscal year.
Included in net income is a one-time benefit of $9.8 million, or $0.25 per diluted share, related to the favorable conclusion of the Company’s 2015 IRS audit. This one-time benefit is excluded from non-GAAP earnings per diluted share.

•
Non-GAAP adjusted net income was $14.1 million, or $0.36 adjusted earnings per diluted share, compared to $13.6 million, or $0.35 adjusted earnings per diluted share in the same period last fiscal year

•	Adjusted EBITDA was $23.0 million, or 17.7% of sales, compared to $19.3 million, or 18.1% of sales in the same period last fiscal year

“We started the year with record quarterly sales driven by strength in both our powered vehicle and bike offerings resulting in sales and profitability above our expectations,” commented Larry L. Enterline, FOX's Chief Executive Officer. “Looking ahead, our team remains committed to further building FOX’s brand presence in our existing powered vehicle and bike categories and we believe FOX’s differentiated market position will continue to fuel our expansion in the diverse end markets we serve.”
Sales for the first quarter of fiscal 2018 were $129.8 million, an increase of 22.1% as compared to sales of $106.3 million in the first quarter of fiscal 2017. This increase reflects a 33.5% increase in sales of powered vehicle products and a 10.3% increase in sales of bike products. The increase in sales of powered vehicle products was due to the inclusion of the Company’s recent acquisition of Tuscany as well as continued high demand for on and off-road suspension products. The increase in bike product sales was primarily due to the continued success of the Company’s model year product line up, particularly in the OEM channel.
Gross margin was 32.1% for the first quarter of fiscal 2018, a 40 basis point increase from gross margin of 31.7% in the first quarter of fiscal 2017. The improvement in gross margin was primarily due to improved manufacturing efficiencies and increased volume.

Total operating expenses were $25.7 million for the first quarter of fiscal 2018 compared to $21.3 million in the first quarter of fiscal 2017. The increase in operating expenses is primarily a result of operating costs relating to our newly acquired Tuscany subsidiary, investments in research and development to support future growth, professional services costs associated with patent litigation and tax reform, and higher amortization expense on acquired intangible assets, partially offset by a decrease in acquisition-related compensation due to the conclusion of the Company’s acquisition-related compensation arrangements.
As a percentage of sales, operating expenses were 19.8% for the first quarter of fiscal 2018 compared to 20.1% in the first quarter of fiscal 2017. Non-GAAP operating expenses were $22.4 million, or 17.3% of sales in the first quarter of fiscal 2018 compared to $18.0 million, or 16.9% of sales, in the first quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was a benefit of 44.2%, or $6.6 million, for the first quarter of fiscal 2018. This includes a one-time benefit of $9.8 million, or $0.25 per diluted share, due to the release of tax related liabilities for matters resolved in connection with the Company’s 2015 IRS audit. Exclusive of the benefit, the Company’s effective tax rate was 20.9% in the first quarter of fiscal 2018.
Net income in the first quarter of fiscal 2018 was $21.5 million, compared to net income of $10.5 million in the first quarter of the prior fiscal year. Earnings per diluted share for the first quarter of fiscal 2018 was $0.55, compared to earnings per diluted share of $0.27 for the first quarter of fiscal 2017.
    Adjusted EBITDA in the first quarter of fiscal 2018 was $23.0 million, compared to $19.3 million in the first quarter of fiscal 2017. Adjusted EBITDA margin in the first quarter of fiscal 2018 was 17.7%, compared to 18.1% in the first quarter of fiscal 2017. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
Non-GAAP adjusted net income was $14.1 million, or $0.36 adjusted earnings per diluted share, compared to adjusted net income of $13.6 million, or $0.35 adjusted earnings per diluted share in the same period of last fiscal year. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Balance Sheet Highlights
As of March 30, 2018, the Company had cash and cash equivalents of $22.2 million compared to $35.9 million as of December 29, 2017. Total debt was $79.2 million, compared to $98.6 million as of December 29, 2017, reflecting pay down of debt incurred for the Company’s 2017 acquisition of Tuscany. Inventory was $91.3 million as of March 30, 2018, compared to $84.8 million as of December 29, 2017. As of March 30, 2018, accounts receivable and accounts payable were $56.8 million and $47.0 million, respectively, compared to December 29, 2017 balances of $61.1 million and $40.8 million, respectively. The changes in inventory, accounts receivable, and accounts payable are primarily attributable to business growth and the Company’s normal seasonality.

Fiscal 2018 Guidance
For the second quarter of fiscal 2018, the Company expects sales in the range of $141 million to $149 million and non-GAAP adjusted earnings per diluted share in the range of $0.43 to $0.49.
For the fiscal year 2018, the Company expects sales in the range of $555 million to $575 million and non-GAAP adjusted earnings per diluted share in the range of $1.72 to $1.86 The Company’s full year 2018 guidance assumes a non-GAAP tax rate of 19% to 21%.

Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, contingent consideration valuation adjustment, acquisition-related compensation expense including related foreign currency transaction gains and losses, certain acquisition-related adjustments and expenses, litigation-related expenses, offering expenses, and costs related to tax restructuring initiatives. Additionally, non-GAAP adjusted earnings per diluted share excludes the tax benefit related to the resolution of audits by taxing authorities. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the first quarter and full fiscal year 2018 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.
Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 425-9470, and international listeners may dial (201) 389-0878; the conference ID is 13678828. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance ride dynamics products primarily for bicycles, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX’s team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.
Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP operating expense”, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition related compensation expense, costs of its secondary and shelf offerings, acquisition related operating expenses, litigation-related costs, and costs related to tax restructuring initiatives. FOX defines non-GAAP adjusted net income as net income attributable to FOX Stockholders adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, costs of its secondary and shelf offerings, acquisition related expenses, litigation-related costs, and costs related to tax restructuring initiatives, all net of applicable tax, as well as tax impacts arising from the settlement of audit and the recognition of related tax positions and tax reform legislation impacts. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, offering expense, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, litigation-related costs, and certain other acquisition related costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of	As of
	March 30,	December 29,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$22,233	$35,947
Accounts receivable (net of allowances of $770 and $676 at March 30, 2018 and December 29, 2017, respectively)	56,816	61,060
Inventory	91,256	84,841
Prepaids and other current assets	24,114	21,100
Total current assets	194,419	202,948
Property, plant and equipment, net	45,746	43,636
Deferred tax assets	6,243	2,669
Goodwill	88,442	88,438
Intangibles, net	88,480	90,044
Other assets	484	551
Total assets	$423,814	$428,286
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$46,962	$40,813
Accrued expenses	25,546	32,608
Reserve for uncertain tax positions	1,427	7,787
Current portion of long-term debt	5,509	5,038
Total current liabilities	79,444	86,246
Line of credit	17,020	35,585
Long-term debt, less current portion	56,642	58,020
Deferred rent	603	645
Total liabilities	153,709	180,496
Redeemable non-controlling interest	14,192	12,955
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of March 30, 2018 and December 29, 2017	—	—
Common stock, $0.001 par value — 90,000 authorized; 38,546 shares issued and 37,656 outstanding as of March 30, 2018; 38,497 shares issued and 37,607 outstanding as of December 29, 2017	38	38
Additional paid-in capital	112,453	112,793
Treasury stock, at cost; 890 common shares as of March 30, 2018 and December 29, 2017	(13,754)	(13,754)
Accumulated other comprehensive income (loss)	307	(168)
Retained earnings	156,869	135,926
Total stockholders’ equity	255,913	234,835
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$423,814	$428,286

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the three months ended
	March 30, 2018	March 31, 2017
Sales	$129,792	$106,330
Cost of sales	88,148	72,616
Gross profit	41,644	33,714
Operating expenses:
Sales and marketing	8,734	6,592
Research and development	6,197	4,482
General and administrative	9,193	8,081
Amortization of purchased intangibles	1,568	695
Fair value adjustment of contingent consideration and acquisition related compensation	—	1,447
Total operating expenses	25,692	21,297
Income from operations	15,952	12,417
Other expense, net:
Interest expense	798	588
Other expense	283	545
Other expense, net	1,081	1,133
Income before income taxes	14,871	11,284
(Benefit of) provision for income taxes	(6,579)	756
Net income	21,450	10,528
Less: net income attributable to non-controlling interest	(226)	—
Net income attributable to FOX stockholders	$21,224	$10,528
Earnings per share:
Basic	$0.56	$0.28
Diluted	$0.55	$0.27
Weighted average shares used to compute earnings per share:
Basic	37,625	37,135
Diluted	38,835	38,562

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three months ended March 30, 2018 and March 31, 2017. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 30, 2018	March 31, 2017
Net income attributable to FOX stockholders	$21,224	$10,528
Amortization of purchased intangibles	1,568	695
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	1,447
Patent litigation-related expenses	1,344	917
Other acquisition and integration related expenses (2)	248	123
Offering expense (3)	—	113
Tax reform implementation costs (4)	125	—
Settlement of audit and recognition of tax position (5)	(9,838)	—
Tax reform legislation impacts (6)	156	—
Tax impacts of reconciling items above (7)	(680)	(218)
Non-GAAP adjusted net income	$14,147	$13,605

Non-GAAP adjusted EPS
Basic	$0.38	$0.37
Diluted	$0.36	$0.35

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	37,625	37,135
Diluted	38,835	38,562
(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, per period as follows:

	For the three months ended
	March 30, 2018	March 31, 2017
Amortization or accrual of purchase price classified as compensation expense	$—	$1,597
Periodic revaluation of Sport Truck contingent consideration	—	(150)
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$1,447

(2) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(3) Represents costs and expenses of $113 incurred related to the secondary offering of common stock completed in March 2017.
(4) Represents costs and expenses of $125 incurred in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.

(5) Recognition of tax positions related to the deductibility of depreciation and amortization as a result of favorable closure of the 2015 IRS audit. Depreciation and amortization arose from Compass’ 2008 acquisition of the Company.
(6) Reflects adjustments related to refinement of calculations related to implementation of tax reform legislation.
(7) Tax impact calculated based on the respective year to date effective tax rates, excluding the impact of the settlement of audit and recognition of related tax position, and tax reform legislation.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three months ended March 30, 2018 and March 31, 2017. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 30, 2018	March 31, 2017
Net income	$21,450	$10,528
(Benefit of) provision for income taxes	(6,579)	756
Depreciation and amortization	3,306	2,325
Non-cash stock based compensation	2,046	1,909
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	1,447
Patent litigation-related expenses	1,344	917
Other acquisition and integration related expenses (2)	248	123
Offering expense (3)	—	113
Tax reform implementation costs (4)	125	—
Other expense, net	1,081	1,133
Adjusted EBITDA	$23,021	$19,251

Net Income Margin	16.5%	9.9%

Adjusted EBITDA Margin	17.7%	18.1%
(1) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended
	March 30, 2018	March 31, 2017
Purchase price classified as compensation expense	$—	$1,597
Revaluation of Sport Truck contingent consideration	—	(150)
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$1,447

(2) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(3) Represents costs and expenses of $113 incurred related to the secondary offering of common stock completed in March 2017.
(4) Represents costs and expenses of $125 incurred in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three months ended March 30, 2018 and March 31, 2017. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended
	March 30, 2018	March 31, 2017
Sales	$129,792	$106,330

Operating Expense	$25,692	$21,297
Amortization of purchased intangibles	(1,568)	(695)
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	(1,447)
Patent litigation-related expenses	(1,344)	(917)
Tax reform implementation costs (2)	(125)	—
Other acquisition and integration related expenses (3)	(248)	(123)
Offering expense (4)	—	(113)
Non-GAAP operating expense	$22,407	$18,002

Operating expense as a percentage of sales	19.8%	20.0%

Non-GAAP operating expense as a percentage of sales	17.3%	16.9%
(1) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended
	March 30, 2018	March 31, 2017
Purchase price classified as compensation expense	$—	$(1,597)
Revaluation of Sport Truck contingent consideration	—	150
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$(1,447)

(2) Represents costs and expenses of $125 incurred in connection with the Company’s implementation of tax reform legislation.
(3) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations of $248 and $123 for the three months ended March 30, 2018 and March 31, 2017, respectively.
(4) Represents costs and expenses of $113 incurred related to the secondary offerings of common stock completed in March 2017.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the possibility that the Company could experience a disruption in connection with the transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in such operations; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com